Exhibit 23.5

Consent of Independent Auditor

We consent to the use in this Amendment No. 2 to the Registration Statement (No. 333-233908) on Form S-1 of BRP Group, Inc. of our report dated August 13, 2019, relating to the financial statements of Lykes Insurance, Inc., appearing in the Prospectus which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ RSM US LLP

Orlando, Florida

October 21, 2019